As filed with the Securities and Exchange Commission on March 3, 2026.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ENERGYS GROUP LIMITED
(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Franklyn House, Daux Road

Billingshurst, West Sussex

RH149SJ

United Kingdom

Telephone: +44 1403 786212

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
(212) 947-7200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Henry Yin, Esq. Benjamin Yao, Esq. Loeb & Loeb LLP 2206-19 Jardine House 1 Connaught Place Central, Hong Kong SAR (852) 3923-1111	Joan S. Guilfoyle, Esq. Loeb & Loeb LLP 901 New York Avenue, NW Suite 300 West Washington, DC 20001 (202) 618-5000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date hereof.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED MARCH 3, 2026

Up to 15,669,556 Ordinary Shares

Up to 31,339,112 Ordinary Shares Underlying the Series A Warrants and Series B Warrants to Purchase Ordinary Shares

ENERGYS GROUP LIMITED

This prospectus relates to the offer and resale by the selling shareholders identified in this prospectus, or the Selling Shareholders, of up to an aggregate of 15,669,556 ordinary shares, par value $0.0001 per share (the “Ordinary Shares”) of Energys Group Limited, issued to certain Selling Shareholders (the “Resale Ordinary Shares”) and up to 31,339,112 Ordinary Shares issuable upon exercise of the outstanding series A warrants (the “Series A Warrants”) and series B warrants (the “Series B Warrants”) issued to certain Selling Shareholders at an exercise price of $0.69 in the case of Series A Warrants, or $0.805 per warrant in the case of Series B Warrants (the Series A Warrants and the Series B Warrants are referred to herein collectively as the “Warrants”), and the Ordinary Shares underlying the Warrants (the “Warrant Shares” and together with the Resale Ordinary Shares, the “Resale Shares”).

The Resale Shares will be resold from time to time by the Selling Shareholders listed in the section titled “Selling Shareholders” beginning on page 9.

The Selling Shareholders, or their respective transferees, pledgees, donees or other successors-in-interest, may sell the Resale Shares through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The Selling Shareholders may sell any, all or none of the securities offered by this prospectus, and we do not know when or in what amount the Selling Shareholders may sell their Resale Shares hereunder following the effective date of the registration statement of this prospectus forms a part. We provide more information about how a Selling Shareholders may sell its Resale Shares in the section titled “Plan of Distribution” on page 10. The Selling Shareholders and any broker-dealer participating in the distribution of the Ordinary Shares may be deemed to be “underwriters” within the meaning of the U.S. Securities Act of 1933, as amended, or the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the Ordinary Shares is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of Ordinary Shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Shareholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

We are registering the Resale Shares on behalf of the Selling Shareholders, to be offered and sold by them from time to time. While we will not receive any proceeds from the sale of any Resale Shares by the Selling Shareholders described in this prospectus, we will receive either $0.69 or $0.805 per Warrant Share to the extent that the Warrants are exercised for cash. Upon exercise of the Warrants for all 31,339,112 Warrant Shares by payment of cash, we would receive aggregate gross proceeds of approximately $23.4 million. However, we cannot predict when and in what amounts or if the Warrants will be exercised, and it is possible that the Warrants may expire and never be exercised, in which case we would not receive any cash proceeds. We have agreed to bear all of the expenses incurred in connection with the registration of the Resale Shares. The Selling Shareholders will pay or assume discounts, commissions, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, incurred for the sale of the Resale Shares.

Our Ordinary Shares issued in our initial public offering are listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “ENGS”. On February 25, 2026, the last reported sale price of our Ordinary Shares on Nasdaq was $0.914.

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and a “foreign private issuer”, as defined in Rule 405 under the Securities Act, and are eligible for reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. You should read the “Risk Factors” section starting on page 5 of this prospectus and in our Annual Report on Form 20-F for the fiscal year ended June 30, 2025 (the “2025 Annual Report”), which is incorporated by reference into this prospectus, for a discussion of factors to consider carefully before deciding to invest in our securities.

Neither the SEC nor any state or other foreign securities commission has approved nor disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2026

You should rely only on the information contained in this prospectus and any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor any of the Selling Shareholders have authorized anyone to provide you with different information. Neither we nor any of the Selling Shareholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the applicable document. Since the date of this prospectus, our business, financial condition, results of operations and prospects may have changed.

For investors outside of the United States: Neither we nor any of the Selling Shareholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

In this prospectus, “we,” “us,” “our” and the “Company” refer to ENERGYS GROUP LIMITED.

Our main operations and head office are located in the United Kingdom, and our revenues are primarily denominated in GBP. The Company uses GBP as its reporting currency. The functional currency of the Company and its subsidiaries incorporated in the Cayman Islands and British Virgin Islands is the US dollar (“US$”). The functional currency of the Company’s United Kingdom subsidiaries is the GBP, and the functional currency of its Hong Kong subsidiaries is the Hong Kong dollar (“HK$”). Capital accounts in our financial statements are translated into U.S. dollars from GBP at their historical exchange rates when the capital transactions occurred. Unless otherwise noted, all translations from GBP to U.S. dollars and from U.S. dollars to GBP in this prospectus were calculated at the noon buying rate of US$1 = GBP0.7288 on June 30, 2025, US$1 = GBP0.7911 on June 30, 2024 and US$1 = GBP0.7868 on June 30, 2023 as published in H.10 statistical release of the Board of Governors of the Federal Reserve System. The Company makes no representation that the GBP or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or GBP, as the case may be, at any particular rate or at all.

This prospectus includes statistical, market and industry data and forecasts which we obtained from publicly available information and independent industry publications and reports that we believe to be reliable sources. These publicly available industry publications and reports generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy or completeness of the information. Although we believe that these sources are reliable, we have not independently verified the information contained in such publications.

Our consolidated financial statements are prepared and presented in accordance with accounting principles generally accepted in the United States of America, or U.S. GAAP.

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ABOUT THIS PROSPECTUS

This prospectus describes the general manner in which the Selling Shareholders may offer from time to time up to 15,669,556 Resale Ordinary Shares and 31,339,112 Warrant Shares. You should rely only on the information contained in this prospectus and the related exhibits, any prospectus or supplement or amendment thereto and the documents incorporated by reference, or to which we have referred you, before making your investment decision. Neither we nor the Selling Shareholders have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, any prospectus supplement or amendments thereto do not constitute an offer to sell, or a solicitation of an offer to purchase, the Resale Shares offered by this prospectus, any prospectus supplement or amendments thereto in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus, any prospectus supplement or amendments thereto, as well as information we have previously filed with the SEC is accurate as of any date other than the date on the front cover of the applicable document.

If necessary, the specific manner in which the Resale Shares may be offered and sold will be described in a supplement to this prospectus, which supplement may also add, update or change any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus, you should rely on the information in such prospectus, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus— the statement in the document having the later date modifies or supersedes the earlier statement.

Neither the delivery of this prospectus nor any distribution of Resale Shares pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since such date.

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GLOSSARY OF DEFINED TERMS

In this prospectus, unless the context otherwise requires, references to:

●	“AGL” means Advance Gallant Limited, a private company established under the laws of Hong Kong.

●	“AI” means artificial intelligence, or the capacity of computers and other machines to exhibit or simulate intelligent behavior.

●	“BRE” means the “Building Research Establishment,” a profit-for-purpose organization that provides independent research to create products, standards and qualifications for efficient and sustainable buildings, homes and communities in the United Kingdom.

●	“BUS” means the Boiler Upgrade Scheme.

●	“Business Day” means a day (other than a Saturday, Sunday or public holiday in the U.S.) on which licensed banks in the U.S. are generally open for normal business to the public.

●	“China” or the “PRC” means the People’s Republic of China.

●	“Climate Change Act 2008” means the regulatory measure enacted by the government of the United Kingdom that set 2050 as the target date for the United Kingdom to reach an 80% reduction (amended in 2019 to 100%) in its net emissions of carbon dioxide and other greenhouse gases as compared to 1990 levels, thereby reducing the UK’s impact on the environment as well as requiring preparation for climate change risks.

●	“CLL” means China Light Limited, a private company established under the laws of Hong Kong.

●	“Company,” “we,” “us” or “our” means Energys Group Limited, a company with limited liability established on July 5, 2022 under the laws of the Cayman Islands, and its consolidated subsidiaries.

●	“Companies Act” means the Companies Act (2023 Revision) of the Cayman Islands.

●	“Controlling Shareholder” means Moonglade Investment Limited, which is owned as to 69.7% by Sky Shadow Limited, 24.7% by Kevin Cox and 5.6% by Steven Paul Adams. Sky Shadow Limited is 100% owned by Michael Lau.

●	“COVID-19” means the Coronavirus Disease 2019.

●	“ECSL” means Energy Conservation Solutions Limited, a private company established under the laws of England and Wales.

●	“EGHL” means Energys Group Holding Limited, a holding company organized under the laws of the British Virgin Islands.

●	“EGL(HK)” means Energys Group Limited, a limited liability company established under the laws of Hong Kong.

●	“EGL(UK)” means Energys Group Limited, a holding company incorporated under the laws of England and Wales.

●	“ESCO” means energy service companies.

●	“ESL” means Energys Services Limited, a company organized and registered under the laws of England and Wales.

●	“EU” means the European Union.

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●	“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

●	“FCA” means the Financial Conduct Authority.

●	“Frost & Sullivan Report” means the report dated September 2022 prepared by Frost & Sullivan, a third-party global research organization, commissioned by the Company.

●	“GAI” means Grand Alliance International Limited, a limited liability company established under the laws of Hong Kong.

●	“GBP” or “£” means the Great Britain Pound Sterling.

●	“Goji” means Goji Group Ltd., a company established under the laws of England and Wales.

●	“Group,” “our Group,” “we,” “us” or “our” means our holding companies and their subsidiaries or any of them, or where the context so requires, in respect of the period before our Company became the holding company of its present subsidiaries, such subsidiaries as if they were subsidiaries of our Company at the relevant time or the businesses which have since been acquired or carried on by them or as the case may be their predecessors.

●	“HIC” means Harvest Idea Consultant Limited, a company established under the laws of the British Virgin Islands.

●	“HID” means high intensity discharge lighting products.

●	“Hong Kong dollars” or “HKD” or “HK$” means Hong Kong dollars.

●	“Hong Kong Subsidiaries” means New Vision Lighting Limited, Energys Group Limited (HK), Advance Gallant Limited, China Light Limited, Leading Prosper Limited and Peace Master Limited.

●	“IAQ” means indoor air quality.

●	“ICO” means Information Commissioner’s Office.

●	“IntelliDim” means the IntelliDim lighting controller.

●	“IntelliMesh” means the IntelliMesh lighting control network.

●	“IoT” means Internet of Things, or the network of physical objects that are embedded with sensors, software and other technologies for the purpose of connecting and exchanging data with other devices and systems over the internet.

●	“IT” means information technology, or the use of computers and telecommunications to store, retrieve, transmit or send data.

●	“Kelvin” means is the primary unit of temperature in the International System of Units used alongside the degree Celsius (1 Kelvin = -272.15 Celsius), and is an absolute thermodynamic temperature scale using absolute zero as its null (zero) point.

●	“kWh” means Kilo Watt Hour, which is a unit of energy that measures how much electricity is used. One kilowatt hour is the amount of energy used in a 1,000 watt appliance running for an hour.

●	“LED” means a light emitting diode lighting system.

●	“LPL” means Leading Prosper Limited, a private company established under the laws of Hong Kong.

●	“Lux” is the unit of illuminance or luminous flux per unit area in the International System of Units, and is equal to one lumen per square meter.

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●	“Memorandum and Articles of Association” means the memorandum and articles of association of our Company adopted on July 5, 2022, and as further supplemented, amended or otherwise modified from time to time, a copy of which is filed as Exhibit 3.1 to our Registration Statement filed with the SEC on December 8, 2023.

●	“MQTT” means a telemetry transport, which is lightweight, publish-subscribe, machine to machine network protocol designed for connections with remote locations that have devices with resource constraints or limited network bandwidths.

●	“Nasdaq Capital Market” means an online global electronic marketplace for buying and selling securities, which operates 25 markets, 1 clearinghouse and 5 central securities depositories in the United States and Europe.

●	“NHS” means the United Kingdom national health service.

●	“NVL” means New Vision Lighting Limited, a limited liability company established under the laws of Hong Kong.

●	“OEM” means original equipment manufacturer.

●	“OFGEM” means the United Kingdom’s Office of Gas and Electricity Markets.

●	“Operating Subsidiaries” means New Vision Lighting Limited, Energys Group Limited (HK), Advance Gallant Limited, China Light Limited, Leading Prosper Limited and Peace Master Limited, all of which are incorporated in Hong Kong, and Energy Conservation Solutions Limited, which is incorporated in the United Kingdom.

●	“Ordinary Shares” means the ordinary shares of the Company, par value $0.0001 per share.

●	“PIR” means passive infrared sensor, which detects motion by measuring changes in body heat differential in the space.

●	“PM” means atmospheric particulate matter that has a diameter of less than 2.5 micrometers and is so small that they can only be seen with a microscope; PM2.5 is about 3% the diameter of a human hair and smaller than their counterpart PM10, which are also called fine particles.

●	“PML” means Peace Master Limited, a private company established under the laws of Hong Kong.

●	“PSDS” means the Public Sector Decarbonization Scheme.

●	“Reorganization” means the reorganization arrangements undertaken by our Group in preparation for the listing on the Nasdaq Capital Market, which are described in more detail in “History and Corporate Structure” in this prospectus.

●	“Resale Prospectus” means the prospectus to be used by the Selling Shareholders for future offers and sales of the Ordinary Shares owned by them that have been registered by the Registration Statement of which this prospectus and the Resale Prospectus are parts.

●	“Resale Shares” means means the 15,669,556 Resale Ordinary Shares and the 31,339,112 Warrant Shares that may be sold by the Selling Shareholders under the Resale Prospectus.

●	“RFID” means radio frequency identification, denoting technologies that use radio waves to identify people or objects carrying encoded microchips.

●	“Save it Easy®” means a patented plug-in converter that allows replacement of fluorescent T8 tubes with energy-efficient T5 tubes in existing light fittings.

●	“Securities Act” means the U.S. Securities Act of 1933, as amended.

●	“SEC” or “Securities and Exchange Commission” means the United States Securities and Exchange Commission.

●	“Selling Shareholders” means the accredited investors who purchased Units in the January 2026 Private Placement, as identified in the “Selling Shareholders” section of this prospectus.

●	“Sky Shadow” means Sky Shadow Limited, a company with limited liability established under the laws of the British Virgin Islands, which is 100% owned by Mr. Michael Lau.

●	“TVOC” means total volatile organic compounds.

●	“UK” means the United Kingdom.

●	“US$,” “$” or “USD” means United States dollar(s).

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, an applicable prospectus supplement, and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act of and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies, and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions, and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions, and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions, or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our securities. Before you decide to invest in our securities, you should read the entire prospectus carefully, including the “Risk Factors” section and the financial statements and related notes appearing at the end of this prospectus.

Overview

We are an energy service company based in the United Kingdom with over 23 years of experience in deploying energy-saving technologies and services. We principally provide end-to-end customized solutions and services that involve retrofitting existing infrastructures to help public and private organizations reduce their CO2 emissions and save money.

Our headquarters is located in the United Kingdom. We also have offices located in Hong Kong from which EGL(HK) conducts research and development and GAI and NVL engage in the procurement of lighting and other products, which are then sold to ECSL, our United Kingdom operating subsidiary. ECSL provides innovative LED lighting systems and turnkey project implementation, including installation and commissioning of fixtures, controls and IoT systems, as well as ongoing system maintenance and program management primarily within the United Kingdom. AGL, CLL, LPL and PML hold real estate located in Hong Kong for investment purposes. Goji, which is 43% owned by EGHL, is engaged in the distribution of air purification solutions. ESL and HIC are currently dormant.

History and Development of the Company

Our Group’s history dates back to 1998 when ECSL was established as an energy consulting firm. In 2000, GAI, one of our former operating subsidiaries, was incorporated in Hong Kong as a technology company resulting from the procurement of a German patented invention called Save It Easy®, a simple, do-it-yourself conversion unit which enables the use of high-efficiency T5 and T8 fluorescent tubes in conventional fluorescent lighting fixtures. Mr. Michael Lau, our executive director and Chief Technology Officer, was one of the founding members of GAI and worked closely with the inventors of Save It Easy® in the commercialization of the product and patent registrations in over fifty countries. ECSL became a Save It Easy® distributor, shifting from a consulting services provider to a product and solution provider.

By approximately 2012, Save It Easy® products were losing their technological competitiveness and competing heavily with the rapidly maturing technology of light-emitting diode lighting systems (“LED”). Therefore, EGHL, EGL(UK) and ECSL began sourcing LED products to maintain market competitiveness. In 2015, after three years of struggling with the supply and marketing of inferior LED products and suffering a loss in competitive advantages in the market, the Group started designing its own LED lighting products and building its own high-quality brand of LED product lines, which were competitive in pricing and flexible in customization to suit specific industry needs. Gradually, the Group expanded its offerings into other carbon reduction solutions such as boiler optimization, valve wrap, low carbon heating, combined heat and power, indoor air quality and 24/7 energy monitoring and reporting.

The Company was incorporated in the Cayman Islands on July 5, 2022 as an exempted company with limited liability as the investment holding and listing vehicle for the Group. The authorized share capital of the Company at incorporation was 300,000,000 Ordinary Shares, par value $0.0001, and 300,000 Preferred Shares, par value $0.0001.

Reorganization

Effective February 23, 2023, our Group underwent a reorganization (the “Reorganization”) to consolidate our businesses in the United Kingdom and Hong Kong into an offshore corporate holding structure in anticipation of our Initial Public Offering and our listing on the Nasdaq Capital Market.

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Recent Events

Receipt of Nasdaq Deficiency Notice

On December 30, 2025, the Company received a notification letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company was not in compliance with the minimum Market Value of Listed Securities (“MVLS”) requirement of $35 million for continued listing on the Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(b)(2). The notification was based on the Company’s MVLS being below the required minimum for the 30 consecutive business days from November 7, 2025, to December 29, 2025.

In accordance with Nasdaq Listing Rule 5810(c)(3)(C), the Company has been provided a compliance period of 180 calendar days, or until June 29, 2026, to regain compliance. To regain compliance, the Company’s MVLS must close at or above $35 million for a minimum of ten consecutive business days during this period. If the Company does not regain compliance by the deadline, Nasdaq will provide a notification that its securities are subject to delisting, at which point the Company may appeal the determination to a Hearings Panel. There can be no assurance that the Company will be able to regain compliance with the MVLS requirement or maintain compliance with other Nasdaq listing standards.

January 2026 Private Placement

On January 26, 2026, the Company, entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain accredited investors (the “Purchasers”) for a private placement (the “Offering”) of 15,669,556 units (the “Units”) at a purchase price of US$0.575 per Unit.

Pursuant to the terms of the Securities Purchase Agreement, on February 5, 2026, the Company consummated the Private Placement, pursuant to which the Company sold, and the investors purchased, 15,669,556 Units at a purchase price of US$0.575 per Unit (collectively, the “January 2026 Private Placement”).

Each Unit consists of (i) one of the Company’s ordinary shares, par value $0.0001 per share (the “Ordinary Shares”), (ii) one series A warrant (the “Series A Warrant”) to purchase  one Ordinary Share, and (iii) one series B warrant (the “Series B Warrant,” together with the Series A Warrant, the “Warrants”) to purchase one Ordinary Share. Each Series A Warrant has an exercise price of US$0.69 per share, and each Series B Warrant has an exercise price of US$0.805 per share. Each Warrant will be exercisable commencing on the date on which such Purchaser has paid or caused to be paid its subscription amount in full to the Company in accordance with the Securities Purchase Agreement, and will expire two years from the date of issuance.

The aggregate gross proceeds to the Company from the Private Placement were expected to be approximately US$9.01 million, before deducting any offering expenses payable by the Company, and excluding any proceeds that may be received by the Company from the exercise of the Warrants. Pursuant to the terms of the Securities Purchase Agreement, the investors are obligated to pay their respective subscription amounts to the Company following the Closing. As of the date of this prospectus, the full amount of the gross proceeds was received by the Company.

Corporate Information

We were incorporated in the Cayman Islands on July 5, 2022 for the purpose of being a holding company for listing on the Nasdaq Capital Market. Our registered office and agent for service of process in the Cayman Islands is at c/o Quality Corporation Services Ltd., Suite 102, Cannon Place, P.O. Box 712, North Sounds Road, George Town, Cayman Islands, KYI-9006. Our principal executive office is at the Franklyn House, Daux Road, Billingshurst, West Sussex RH149JS. Our telephone number at this location is +44 1403 786212. Our website address is http://www.energysgroup.com. The information contained on our website does not form part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc., 122 E. 42nd Street, 18th Floor, New York, New York 10168.

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Implications of Being an Emerging Growth Company

As a company with less than US$1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include:

●	being permitted to provide only two years of audited financial statements (rather than three years), in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure; and

●	an exemption from compliance with the auditor attestation requirement of the Sarbanes-Oxley Act, on the effectiveness of our internal control over financial reporting.

We may take advantage of these reporting exemptions until we are no longer an emerging growth company. We will remain an emerging growth company until the earliest of (1) the last day of the fiscal year in which the fifth anniversary of the completion of this offering occurs; (2) the last day of the fiscal year in which we have total annual gross revenue of at least US$1.235 billion; (3) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which means the market value of our Ordinary Shares that are held by non-affiliates exceeds US$700.0 million as of the prior June 30; and (4) the date on which we have issued more than US$1.0 billion in non-convertible debt during the prior three-year period. We may choose to take advantage of some, but not all, of the available exemptions. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock.

Implications of Being a Foreign Private Issuer

Upon completion of this offering, we will report under the Exchange Act as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission, or the SEC, of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither emerging growth companies nor foreign private issuers.

Further, as an exempted company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the corporate governance requirements of the Nasdaq Stock Market. These practices would afford less protection to shareholders than they would enjoy if we comply fully with corporate governance listing requirements of the Nasdaq Stock Market, such as not requiring that a majority of our directors be independent directors, that our audit committee have a minimum of three members and that our compensation committee and our nomination committee be comprised entirely of independent directors. In addition, the Listing Rules of the Nasdaq Stock Market require that every company listed on Nasdaq hold an annual general meeting of shareholders. We are complying with the corporate governance requirements of the Nasdaq Stock Market in lieu of following home country practice after the closing of this offering.

3

THE OFFERING

Ordinary Shares currently issued and outstanding	31,253,416 Ordinary Shares.

Shares offered by the Selling Shareholders	Up to 15,669,556 Ordinary Shares. Up to 31,339,112 Ordinary Shares Underlying the Series A Warrants to Purchase Ordinary Shares and Series B Warrants to Purchase Ordinary Shares.

Ordinary Shares to be outstanding after this offering (assuming full exercise of the Warrants that are exercisable for the Warrant Shares offered hereby)	62,592,528 Ordinary Shares.[1]

Use of proceeds	We will not receive any of the proceeds from any sale of any Resale Shares by the Selling Shareholders. We may receive proceeds in the event that any of the Warrants are exercised at their respective exercise prices per share which may result in gross proceeds of approximately $23.4 million, if all of the Warrants are exercised for cash. Any proceeds that we receive from the exercise of the Warrants will be used for working capital and other general corporate purposes. See “Use of Proceeds.”

Risk factors	You should read the “Risk Factors” section starting on page 5 of this prospectus and in our Annual Report on Form 20-F for the fiscal year ended June 30, 2025, which is incorporated by reference into this prospectus, for a discussion of factors to consider carefully before deciding to invest in our securities.

Nasdaq symbol	“ENGS”

1 Does not include shares issuance upon conversion of any preferred stock or options.

4

RISK FACTORS

Investing in our securities involves risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and under the heading “Item 3. Key Information—D. Risk Factors” in the 2025 Annual Report, which is incorporated in this prospectus by reference, together with any other information appearing or incorporated by reference in this prospectus and in any accompanying prospectus supplement, in light of your particular investment objectives and financial circumstances. The risks described below are not the only risks facing us. In addition to those risk factors, there may be additional risks and uncertainties of which our management is unaware or deems immaterial. Our business, financial condition, or results of operations could be materially and adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

We are not in compliance with the Nasdaq Capital Market’s continued listing requirements, and if we are unable to regain compliance, our Ordinary Shares could be delisted.

On December 30, 2025, we received a written notification letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that we are not in compliance with Nasdaq Listing Rule 5550(b)(2), which requires us to maintain a minimum Market Value of Listed Securities (“MVLS”) of $35 million. The notification stated that for the 30 consecutive business days from November 7, 2025, to December 29, 2025, our MVLS was below this minimum requirement. The notification letter also noted that the Nasdaq Staff observed that the Company does not meet the requirements under Listing Rules 5550(b)(1) and 5550(b)(3).

In accordance with Nasdaq Listing Rule 5810(c)(3)(C), we have been provided a compliance period of 180 calendar days, or until June 29, 2026, to regain compliance. To regain compliance, our MVLS must close at $35 million or more for a minimum of ten consecutive business days at any time during this 180-day period. There can be no assurance that we will be able to regain compliance with the MVLS requirement or maintain compliance with any other Nasdaq listing requirements.

If we fail to regain compliance by June 29, 2026, Nasdaq will provide written notification that our securities are subject to delisting. At that time, we may appeal the delisting determination to a Nasdaq Hearings Panel. However, there can be no assurance that, if we do appeal, such an appeal would be successful. If our Ordinary Shares are delisted from Nasdaq, the liquidity and marketability of our shares would be materially and adversely affected. A delisting could also result in our Ordinary Shares being quoted on an over-the-counter market, such as the OTCQB or the Pink Sheets, which could lead to a less liquid market for our shares, wider bid-ask spreads, and a significant decline in the trading price. Delisting could also harm our ability to raise additional capital, may result in the loss of confidence by investors, customers and employees, and could cause the loss of analyst coverage.

Risks Related to this Offering

Future sales of our Ordinary Shares could reduce the market price of our securities.

Substantial sales of our Ordinary Shares on Nasdaq may cause the market price of our securities to decline. Sales by us or our security holders of substantial amounts of our Ordinary Shares, or the perception that these sales may occur in the future, could cause a reduction in the market price of our securities.

The issuance of any additional Ordinary Shares or any securities that are exercisable for or convertible into Ordinary Shares, may have an adverse effect on the market price of our Ordinary Shares and will have a dilutive effect on our existing shareholders and holders of Ordinary Shares.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional Ordinary Shares or other securities convertible into or exchangeable for Ordinary Shares at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional Ordinary Shares, or securities convertible or exchangeable into Ordinary Shares, in future transactions may be higher or lower than the price per share paid by investors in this offering.

We may need additional financing in the future. We may be unable to obtain additional financing or if we obtain financing it may not be on terms favorable to us. You may lose your entire investment.

Based on our current plans, we believe our existing cash and cash equivalents will be sufficient to fund our operating expense and capital requirements for the next six months. We expect that we will require substantial additional capital to operate and to commercialize our products and we expect to seek additional funds to enable us to fund our operations for the next twelve months. We may be unable to obtain additional funds through financing activities, and if we obtain financing it may not be on terms favorable to us. If we are unable to obtain additional funds on terms favorable to us, we may be required to cease or reduce our operating activities. If we must cease or reduce our operating activities, you may lose your entire investment.

The price of the Ordinary Shares may be volatile.

The market price of the Ordinary Shares has fluctuated in the past. Consequently, the current market price of the Ordinary Shares may not be indicative of future market prices, and we may be unable to sustain or increase the value of your investment in the Ordinary Shares.

We have never paid cash dividends on our share capital, and we do not anticipate paying any cash dividends in the foreseeable future.

We have never declared or paid cash dividends, and we do not anticipate paying cash dividends in the foreseeable future. Therefore, you should not rely on an investment in Ordinary Shares as a source for any future dividend income. Our board of directors has complete discretion as to whether to distribute dividends. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors.

5

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Resale Shares by the Selling Shareholders pursuant to this prospectus. We may receive up to approximately $23.4 million in aggregate gross proceeds from cash exercises of the Warrants, based on the applicable per share exercise price of the Warrants. Any proceeds we receive from the exercise of the Warrants will be used to for working capital and general corporate purposes. The Selling Shareholders will pay any agent’s commissions and expenses they incur for brokerage, accounting, tax or legal services or any other expenses that they incur in disposing of the Resale Shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the Shares covered by this prospectus. These may include, without limitation, all registration and filing fees, SEC filing fees and expenses of compliance with state securities or “blue sky” laws.

See “Plan of Distribution” elsewhere in this prospectus for more information.

6

DIVIDEND POLICY

We have never declared or paid any cash dividends on our Ordinary Shares and do not anticipate paying any cash dividends in the foreseeable future. Payment of cash dividends, if any, in the future will be at the discretion of our board of directors and will depend on then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects and other factors our board of directors may deem relevant. Payment of cash dividends will also depend on whether our subsidiaries are able to pay out dividends to us.

The Companies Law imposes further restrictions on our ability to declare and pay dividends. Under the Companies Law, we may declare and pay dividends only if, upon the determination of our board of directors, there is no reasonable concern that the distribution will prevent us from being able to meet the terms of our existing and foreseeable obligations as they become due. Under the Companies Law, the distribution amount is further limited to the greater of retained earnings or earnings generated over the two most recent years legally available for distribution according to our then last reviewed or audited financial statements, provided that the end of the period to which the financial statements relate is not more than six months prior to the date of distribution. In the event that we do not meet such earnings criteria, we may seek the approval of a court in order to distribute a dividend. The court may approve our request if it is convinced that there is no reasonable concern that the payment of a dividend will prevent us from satisfying our existing and foreseeable obligations as they become due.

7

PRINCIPAL SHAREHOLDERS

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the SEC and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within sixty (60) days through the conversion or exercise of any convertible security, warrant, option or other right. More than one (1) person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within sixty (60) days, by the sum of the number of shares outstanding as of such date, plus the number of shares as to which such person has the right to acquire voting or investment power within sixty (60) days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our shares listed below have sole voting and investment power with respect to the shares shown.

The following table sets forth information regarding beneficial ownership of our Ordinary Shares by:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our Ordinary Shares;

●	each of our named executive officers;

●	each of our directors; and

●	all of our current executive officers and directors as a group.

Unless otherwise noted below, the address of each person listed on the table is Franklyn House, Daux Road, Billingshurst, West Sussex RH149SJ United Kingdom.

	Shares Beneficially Owned
Name of Beneficial Owner	Number		Percentage(1)

Named Executive Officers and Directors:
Kevin Cox	110,780	(2)	0.35%
Michael Lau	10,805,370	(3)	33.34%
Adonis Chu	0		0.00%
Peter Walder	0		0.00%
Yingying Duan	0		0.00%
Bin You Wang	0		0.00%

All executive officers and directors as a group (6 persons)	10,916,150		33.57%

5% Shareholders:
Moonglade Investment Limited(4)	9,756,900		31.11%
Moon Shadow Global Limited(4)(5)	9,756,900		31.11%

(1) Calculation of percentage ownership is based on 31,253,416 Ordinary Shares issued and outstanding as of the date of this prospectus, plus, for each person, any Ordinary Shares that person has the right to acquire within 60 days of the date of this prospectus through the exercise of warrants or conversion of Preferred Shares. As of the date of this prospectus, there are also 1,279,250 Preferred Shares issued and outstanding.

(2) Includes 110,780 Ordinary Shares underlying convertible Preferred Shares owned of record by Mr. Cox. Does not include any shares held of record by Moonglade Investment Limited, which is owned as to 24.7% by Mr. Cox , because Mr. Cox does not have voting or dispositive power over those shares.

(3) Represents 9,650,000 Ordinary Shares held of record by Moonglade, 106,900 Ordinary Shares underlying convertible Preferred Shares owned of record by Moonglade and 1,048,470 Ordinary Shares underlying convertible Preferred Shares owned of record by Mr. Lau. Moonglade is owned as to 69.7% and is, therefore, controlled by Moon Shadow Global Limited; Moon Shadow Global Limited is 100% owned by Mr. Lau, who is also its sole director. Therefore, Mr. Lau has sole voting and dispositive power over the shares owned of record by Moon Shadow Global Limited and, therefore, by Moonglade.

(4) Includes 9,650,000 Ordinary Shares owned of record by Moonglade and 106,900 Ordinary Shares underlying Preferred Shares owned of record by Moonglade. Moonglade’s registered address is KEYWAY CHAMBERS, 3RD FLOOR QUASTISKY BUILDING, ROAD TOWN, TORTOLA VG1110, BRITISH VIRGIN ISLANDS.

(5) Moon Shadow Global Limited’s registered address is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

8

SELLING SHAREHOLDERS

The 47,008,668 Ordinary Shares being offered by the Selling Shareholders consist of (i) 15,669,556 Ordinary Shares that were issued to the Selling Shareholders pursuant to the January 2026 Private Placement, and (ii) 31,339,112 Ordinary Shares that are issuable to the Selling Shareholders upon exercise of the Warrants issued pursuant to the January 2026 Private Placement. We are registering the Ordinary Shares in order to permit the Selling Shareholders to offer the Ordinary Shares for resale from time to time.

Other than the relationships described herein, to our knowledge, the Selling Shareholders have not had any material relationship with us within the past three years.

Any Selling Shareholders that are affiliates of broker-dealers and any participating broker-dealers would be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions or discounts given to any such Selling Shareholders or broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act. To our knowledge, none of the Selling Shareholders listed below are broker-dealers or affiliates of broker-dealers.

The table below lists the Selling Shareholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) of the Ordinary Shares by each of the Selling Shareholders. The second column lists the number of Ordinary Shares owned by each Selling Shareholder as of March 3, 2026, which were acquired pursuant to the January 2026 Private Placement. The third column, “Percentage of Ordinary Shares Beneficially Owned,” is calculated based on the shares listed in the second column.

The fourth column lists the Ordinary Shares being offered by this prospectus by the Selling Shareholders.

As explained below under “Plan of Distribution,” we have agreed with the Selling Shareholders to bear certain expenses (other than broker discounts and commissions, if any) in connection with the registration statement, which includes this prospectus.

The following table sets forth details regarding the offering of certain Selling Shareholders’ Ordinary Shares pursuant to this registration statement.

Name of Selling Shareholders	Ordinary Shares Beneficially Owned Prior to Offering(1)(3)	Percentage of Ordinary Shares Beneficially Owned Prior to Offering(1)(2)	Maximum Number of Ordinary Shares to be Sold Pursuant to this Prospectus(4)	Ordinary Shares Beneficially Owned Immediately After Sale of Maximum Number of Shares in this Offering(1)	Percentage of Ordinary Shares Beneficially Owned Immediately After Sale of Maximum Number of Shares in this Offering(1)(2)
SHIWU WANG	852,173	2.62%	2,556,519	0	0%
SHUXIN CHEN	1,026,086	3.15%	3,078,258	0	0%
LIRONG ZHOU	1,008,695	3.10%	3,026,085	0	0%
FANG WEI	904,347	2.78%	2,713,041	0	0%
WEI JIANG	973,913	2.99%	2,921,739	0	0%
XIAOWEI LUO	869,565	2.67%	2,608,695	0	0%
WEIJIE LIN	765,217	2.35%	2,295,651	0	0%
JINTING CHEN	730,434	2.25%	2,191,302	0	0%
CAIXIA GU	973,913	2.99%	2,921,739	0	0%
CHUNSHENG RUAN	730,434	2.25%	2,191,302	0	0%
BAIYUAN WU	713,043	2.19%	2,139,129	0	0%
CHANGNA LI	886,956	2.73%	2,660,868	0	0%
MEIZAI WANG	869,565	2.67%	2,608,695	0	0%
XIAORUI LI	869,565	2.67%	2,608,695	0	0%
YIHUI SU	852,173	2.62%	2,556,519	0	0%
XIAOJUN WU	886,956	2.73%	2,660,868	0	0%
JIANGYUAN LI	869,565	2.67%	2,608,695	0	0%
YUHE ZHUO	886,956	2.73%	2,660,868	0	0%

(1)	Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Ordinary Shares subject to options or warrants currently exercisable, or exercisable within 60 days of March 3, 2026, are counted as outstanding for computing the percentage of the Selling Shareholder holding such options or warrants but are not counted as outstanding for computing the percentage of any other Selling Shareholder.

(2)	Based on 32,532,666 outstanding shares, being the sum of 31,253,416 Ordinary Shares and 1,279,250 Preferred Shares, issued and outstanding as of the date of this prospectus.

(3)	This column lists the number of our Ordinary Shares owned by the Selling Shareholder as of February 26, 2026, prior to the offering. It does not include shares issuable upon exercise of the Warrants.

(4)	It includes (i) 15,669,556 Ordinary Shares that were issued to the Selling Shareholders pursuant to the January 2026 Private Placement, and (ii) 31,339,112 Ordinary Shares that are issuable to the Selling Shareholders upon exercise of the Warrants issued pursuant to the January 2026 Private Placement.

9

PLAN OF DISTRIBUTION

We are registering the Ordinary Shares previously issued and those issuable upon exercise of the Warrants to permit the resale of these Ordinary Shares by the holders thereof from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Shareholders of the Ordinary Shares. All net proceeds from the sale of the Ordinary Shares covered by this prospectus will go to the Selling Shareholders. However, we will receive cash proceeds equal to the total exercise price of the Warrants to the extent that the Warrants are exercised using cash. We will bear all fees and expenses incident to our obligation to register the Ordinary Shares.

The Selling Shareholders may sell all or a portion of the Resale Shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Resale Shares are sold through underwriters or broker-dealers, the Selling Shareholders Selling Shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The Resale Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales made after the date this registration statement is declared effective by the SEC;

●	sales pursuant to Rule 144;

●	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell Ordinary Shares under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, the Selling Shareholders may transfer the Ordinary Shares by other means not described in this prospectus.

10

If the Selling Shareholders effect such transactions by selling Resale Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Shareholders or commissions from purchasers of the Resale Shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the Ordinary Shares or otherwise, the Selling Shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Ordinary Shares in the course of hedging in positions they assume. The Selling Shareholders may also sell Ordinary Shares short and deliver Ordinary Shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Shareholders may also loan or pledge Ordinary Shares to broker-dealers that in turn may sell such shares.

The Selling Shareholders may pledge or grant a security interest in some or all of the Warrants or Ordinary Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Ordinary Shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as Selling Shareholders under this prospectus. The Selling Shareholders also may transfer and donate the Ordinary Shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

There can be no assurance that any Selling Shareholder will sell any or all of the Ordinary Shares registered pursuant to the registration statement, of which this prospectus forms a part.

The Selling Shareholders and any broker-dealer participating in the distribution of the Ordinary Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the Ordinary Shares is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of Ordinary Shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Shareholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the Ordinary Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Ordinary Shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any Selling Shareholder will sell any or all of the Resale Shares.

The Selling Shareholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Ordinary Shares by the Selling Shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Ordinary Shares to engage in market-making activities with respect to the Ordinary Shares. All of the foregoing may affect the marketability of the Ordinary Shares and the ability of any person or entity to engage in market-making activities with respect to the Ordinary Shares.

We will pay all expenses of the registration of the Resale Shares, estimated to be $190,649.57 in total, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a Selling Shareholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the Selling Shareholders against liabilities, including some liabilities under the Securities Act, in accordance with the Registration Rights Agreement, or the Selling Shareholders will be entitled to contribution. We may be indemnified by the Selling Shareholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the Selling Shareholders specifically for use in this prospectus, in accordance with the related Registration Rights Agreement, or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the Resale Shares will be freely tradable in the hands of persons other than our affiliates.

11

DESCRIPTION OF SHARE CAPITAL

For a description of our share capital, please read “Item 10. Additional Information – B Memorandum and Articles of Association” in our 2025 Annual Report, which is incorporated by reference into this prospectus. There have been no material changes or developments to our share capital since the filing of our 2025 Annual Report, except as otherwise set forth in this prospectus.

12

CAPITALIZATION

The following table sets forth our total liabilities and shareholders’ equity as of June 30, 2025:

●	on an actual basis;

●	on a pro forma as adjusted basis to give effect to the issuance of 15,669,556 Resale Ordinary Shares; and

●	on a pro forma as adjusted basis to give effect to the issuance of 15,669,556 Resale Ordinary Shares and the issuance of 31,339,112 Warrant Shares upon exercise of the Warrants at exercise prices between $0.69 and $0.805 per share, for aggregate gross proceeds of approximately $23.4 million, assuming such Warrants are exercised for cash.

You should read this table in conjunction with the sections titled “Item 5. Operating and Financial Review and Prospects” and our financial statements and related notes included in our Annual Report on Form 20-F for the fiscal year ended June 30, 2025, filed with the SEC on November 3, 2025, incorporated by reference herein.

U.S. dollars in thousands	As of June 30, 2025 Actual	Pro Forma As of June 30, 2025, As Adjusted to give effect to the issuance of 15,669,556 Resale Ordinary Shares	Pro Forma As of June 30, 2025 As Adjusted, to give effect to the issuance of 15,669,556 Resale Ordinary Shares and the issuance of 31,339,112 Warrant Shares

Cash and cash equivalents	265,122	9,275,117	32,510,453
Financials liability at Fair Value	8,397,806	8,397,806	8,397,806
Shareholders’ equity (deficit):
Share capital and additional paid in capital	14,944,347	23,954,342	47,189,678

Accumulated deficit	(12,900,592)	(12,900,592)	(12,900,592)
Total shareholders’ equity (deficit)	2,043,755	11,053,750	34,289,086
Total capitalization	10,441,561	19,451,556	42,686,892

The above discussion and table are based on 14,250,000 Ordinary Shares outstanding as of June 30, 2025.

13

EXPENSES

The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us. With the exception of the SEC registration fee, all amounts are estimates and may change:

SEC registration fee	US$	5,649.57
Printer fees and expenses	US$	5,000
Legal fees and expenses	US$	170,000
Miscellaneous	US$	10,000
Total	US$	190,649.57

14

LEGAL MATTERS

The validity of the Resale Shares offered hereby will be passed upon for us by Harney Westwood & Riegels. Certain legal matters as to U.S. federal securities law compliance will be passed upon for us by Loeb & Loeb LLP. Certain legal matters as to Cayman Islands law will be passed upon for us by Harney Westwood & Riegels. Loeb & Loeb LLP may rely upon Harney Westwood & Riegels with respect to matters governed Cayman Islands law.

15

EXPERTS

The financial statements of ENERGYS GROUP LIMITED as of June 30, 2025, 2024, and 2023, and for the years then ended included in this prospectus have been so included in reliance on the report of WWC, P.C., an independent registered public accounting firm, given on the authority of said firm as an expert in auditing and accounting.

16

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents:

1.	our annual report on Form 20-F for the fiscal year ended June 30, 2025 filed with the SEC on November 3, 2025;

2.	our reports of foreign private issuer on Form 6-K filed with the SEC on January 6, 2026, January 6, 2026, January 8, 2026, January 29, 2026, and February 9, 2026;

3.	the description of securities contained in Exhibit 2.1 to the 2025 Annual Report filed with the SEC on November 3, 2025;

Our annual report on Form 20-F for the fiscal year ended June 30, 2025 filed with the SEC on November 3, 2025 contains a description of our business and audited consolidated financial statements with a report by our independent auditors. These financial statements were prepared in accordance with U.S. GAAP.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those document unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

ENERGYS GROUP LIMITED

Franklyn House, Daux Road

Billingshurst, West Sussex

RH149SJ

United Kingdom

Telephone: +44 1403 786212

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated in this prospectus by reference is accurate as of any date other than the date of the document containing the information.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information electronically filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

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ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands in order to enjoy the following benefits: (a) political and economic stability; (b) an effective judicial system; (c) a favorable tax system; (d) the absence of exchange control or currency restrictions; and (e) the availability of professional and support services. However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include:

●	the Cayman Islands has a less exhaustive body of securities laws than the United States and these securities laws provide significantly less protection to investors; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, among us, our officers, directors and shareholders, be arbitrated.

We conduct a substantial amount of our operations in the United Kingdom, and a substantial amount of our assets are located in the United Kingdom. A majority our officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult or impossible for a shareholder to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for shareholder to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our executive officers and directors.

We have appointed Cogency Global Inc. as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

We have been advised by our Cayman Islands legal counsel that there is uncertainty as to whether the courts of the Cayman Islands would:

●	recognize or enforce against us judgments of courts of the United States based on certain civil liability provisions of U.S. securities laws; and

●	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

There is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a foreign judgment, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment:

(a)	is given by a foreign court of competent jurisdiction;

(b)	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

(c)	is final;

(d)	is not in respect of taxes, a fine or a penalty;

(e)	was not obtained by fraud; and

(f)	is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

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Up to 15,669,556 Ordinary Shares

Up to 31,339,112 Ordinary Shares Underlying the Series A Warrants to Purchase Ordinary Shares and Series B Warrants to Purchase Ordinary Shares

ENERGYS GROUP LIMITED

PROSPECTUS

, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors, Officers and Employees

Cayman Islands law does not limit the extent to which a company’s articles of association may provide indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to the public policy, such as providing indemnification against civil fraud or the consequences of committing a crime.

Our amended and restated memorandum and articles of association provide that to the extent permitted by law, the Company shall indemnify each existing or former director, secretary and other officer and their personal representatives against: (a) all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former director, secretary and other officer in or about the conduct of the Company’s business or affairs or in the execution or discharge of the existing or former director’s, secretary’s or officer’s duties, powers, authorities or discretions; and (b) without limitation to paragraph (a), all costs, expenses, losses or liabilities incurred by the existing or former director, secretary and other officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning the Company or its affairs in any court or tribunal, whether in the Cayman Islands or elsewhere. No such existing or former director, secretary and other officer, however, shall be indemnified in respect of any matter arising out of his own fraud, willful default or willful neglect. See our amended and restated memorandum and articles of association filed as Exhibit 1.2 to our 2025 Annual Report.

We have entered into indemnification agreements with each of our directors and executive officers. Under these agreements, we have agreed to indemnify our directors and executive officers against all liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our Company to the fullest extent permitted by law with certain limited exceptions. The form of indemnification agreement is filed as Exhibit 4.2 to the 2025 Annual Report, which is incorporated herein by reference.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities

During the past three years, we have issued and sold the following securities without registering such securities under the Securities Act. We believe that each of the following issuances was exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities.

Ordinary Shares

Pursuant to a group reorganization effective February 23, 2023, the Registrant issued an aggregate of 12,000,000 Ordinary Shares, par value US$0.0001.

Securities/Purchaser	Date of Sale or Issuance	Number of Securities	Consideration

Moonglade Investment Limited	February 23, 2023	10,680,000	89 Ordinary Shares of EGHL

Ka Lok To	February 23, 2023	720,000	6 Ordinary Shares of EGHL

Siu Chung Lee	February 23, 2023	600,000	5 Ordinary Shares of EGHL

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Promissory Notes

In June 2022, EGHL issued an aggregate of approximately US$1,500,000 (GBP1,230,150) principal amount of 8% unsecured convertible promissory notes (the “Promissory Notes”) to 25 investors pursuant to a private offering. During the fiscal year ended June 30, 2023, EGHL issued an additional aggregate principal amount of approximately US$422,000 (approximately GBP322,401) of the Promissory Notes with the same terms as the Promissory Notes issued in June 2022, and during the fiscal year ending June 30 2024, EGHL has issued additional Promissory Notes in the approximate principal amount of US$240,000. In March 2023, the holders of the Promissory Notes as of that date voluntarily agreed to exchange their Promissory Notes for new promissory notes (the “New Notes”) in the same principal amount but with revised terms, including elimination of the convertibility feature and mandatory repayment of 150% of principal in lieu of interest within 30 days after closing by the Company on a public offering with gross proceeds of at least $15,000,000. Promissory Notes purchased subsequent to March 2023 contained terms identical to the terms of the New Notes. The consideration for the Promissory Notes was paid in cash.

In April 2024, all outstanding Promissory Notes were exchanged for Series A Preferred Stock.

Series A Preferred Stock

On April 25, 2024, the Company issued 1,084,470 shares of its Series A Preferred Stock, par value US$0.0001, (“Preferred Shares”) to Mr. Michael Lau in exchange for debt in the amount of GBP2,055,150 (US$2,597,710) owed to him by the Company and 110,780 Preferred Shares to Mr. Kevin Cox in exchange for debt in the amount of GBP218,713 (US$276,453) owed to Mr. Cox.

On April 26, 2024 the Company issued an aggregate of 1,296,000 Preferred Shares in exchange for US$3,240,000 total value of Series A Promissory Notes held by 26 noteholders, which amount includes principal, accrued interest and IPO premium. (See “Promissory Notes, above.)

On April 29, 2024 the Company issued an aggregate of 120,000 Preferred Shares for cash at GBP1.978 (US$2.50) per share, to existing shareholders.

January 2026 Private Placement

On January 26, 2026, the Company, entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain accredited investors (the “Purchasers”) for a private placement (the “Offering”) of up to 15,669,556 units (the “Units”) at a purchase price of US$0.575 per Unit.

Pursuant to the terms of the Securities Purchase Agreement, on February 5, 2026, the Company consummated the Private Placement, pursuant to which the Company sold, and the investors purchased, 15,669,556 Units at a purchase price of US$0.575 per Unit (collectively, the “January 2026 Private Placement”).

Each Unit consists of (i) one of the Company’s ordinary shares, par value $0.0001 per share (the “Ordinary Shares”), (ii) one series A warrant (the “Series A Warrant”) to purchase up to one Ordinary Share, and (iii) one series B warrant (the “Series B Warrant,” together with the Series A Warrant, the “Warrant”) to purchase up to one Ordinary Share. Each Series A Warrant has an exercise price of US$0.69 per share, and each Series B Warrant has an exercise price of US$0.805 per share. Each Warrant will be exercisable commencing on the date on which such Purchaser has paid or caused to be paid its subscription amount in full to the Company in accordance with the Securities Purchase Agreement, and will expire two years from the date of issuance.

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The aggregate gross proceeds to the Company from the Private Placement were approximately US$9.01 million, before deducting any offering expenses payable by the Company, and excluding any proceeds that may be received by the Company from the exercise of the Warrants. Pursuant to the terms of the Securities Purchase Agreement, the investors are obligated to pay their respective subscription amounts to the Company following the Closing. As of the date of this prospectus, the full amount of the gross proceeds was received by the Company.

Financial Statement Schedules:

All financial statement schedules have been omitted because either they are not required, are not applicable or the information required therein is otherwise set forth in the Company’s financial statements and related notes thereto.

Item 8. Exhibits and Financial Statement Schedules

EXHIBIT INDEX

Exhibit No.	Description of document
3.1	Memorandum and Articles of Association dated July 5, 2022 (incorporated by reference to Exhibit 3.1 to ENERGYS GROUP LIMITED’s Registration Statement on Form F-1, as amended (File No. 333-275956), initially filed with the SEC on December 8, 2023)
3.2	Amended and Restated Memorandum and Articles of Association dated July 12, 2024 (incorporated by reference to Exhibit 3.2 to ENERGYS GROUP LIMITED’s Registration Statement on Form F-1, as amended (File No. 333-275956), initially filed with the SEC on December 8, 2023)
4.1	Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 to ENERGYS GROUP LIMITED’s Registration Statement on Form F-1, as amended (File No. 333-275956), initially filed with the SEC on December 8, 2023)
4.2	Form of Amended and Restated Promissory Note (incorporated by reference to Exhibit 4.2 to ENERGYS GROUP LIMITED’s Registration Statement on Form F-1, as amended (File No. 333-275956), initially filed with the SEC on December 8, 2023)
4.3	Form of Series A Warrant (incorporated by reference to Exhibit 4.1 to ENERGYS GROUP LIMITED’s Current Report on Form 6-K, as amended (File No. 001-41975), furnished the SEC on January 29, 2026)
4.4	Form of Series B Warrant (incorporated by reference to Exhibit 4.2 to ENERGYS GROUP LIMITED’s Current Report on Form 6-K, as amended (File No. 001-41975), furnished the SEC on January 29, 2026)
5.1*	Opinion of Harney Westwood & Riegels regarding the validity of securities being registered
8.1*	Opinion of Harney Westwood & Riegels regarding certain Cayman Islands tax matters (included in Exhibit 5.1)
10.1	Form of Directors’ Agreement (incorporated by reference to Exhibit 10.1 to ENERGYS GROUP LIMITED’s Registration Statement on Form F-1, as amended (File No. 333-275956), initially filed with the SEC on December 8, 2023)
10.2	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.2 to ENERGYS GROUP LIMITED’s Registration Statement on Form F-1, as amended (File No. 333-275956), initially filed with the SEC on December 8, 2023)
10.3	Form of Audit Committee Charter (incorporated by reference to Exhibit 10.3 to ENERGYS GROUP LIMITED’s Registration Statement on Form F-1, as amended (File No. 333-275956), initially filed with the SEC on December 8, 2023)
10.4	Form of Nomination Committee Charter (incorporated by reference to Exhibit 10.4 to ENERGYS GROUP LIMITED’s Registration Statement on Form F-1, as amended (File No. 333-275956), initially filed with the SEC on December 8, 2023)
10.5	Form of Compensation Committee Charter (incorporated by reference to Exhibit 10.5 to ENERGYS GROUP LIMITED’s Registration Statement on Form F-1, as amended (File No. 333-275956), initially filed with the SEC on December 8, 2023)

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10.6	Employment agreement between EGL(UK) and Kevin Cox dated January 1, 2014 (incorporated by reference to Exhibit 10.6 to ENERGYS GROUP LIMITED’s Registration Statement on Form F-1, as amended (File No. 333-275956), initially filed with the SEC on December 8, 2023)
10.7	Employment agreement between GAI and Michael Lau dated January 11, 2002 (incorporated by reference to Exhibit 10.7 to ENERGYS GROUP LIMITED’s Registration Statement on Form F-1, as amended (File No. 333-275956), initially filed with the SEC on December 8, 2023)
10.8	Employment agreement between ECSL and Peter Walder dated January 2, 2020 (incorporated by reference to Exhibit 10.8 to ENERGYS GROUP LIMITED’s Registration Statement on Form F-1, as amended (File No. 333-275956), initially filed with the SEC on December 8, 2023)
10.9	Employment agreement between ECSL and Steven Paul Adams dated July 21, 2006 (incorporated by reference to Exhibit 10.9 to ENERGYS GROUP LIMITED’s Registration Statement on Form F-1, as amended (File No. 333-275956), initially filed with the SEC on December 8, 2023)
10.10	Consent of Dennis Jones to Serve as Director (incorporated by reference to Exhibit 10.10 to ENERGYS GROUP LIMITED’s Registration Statement on Form F-1, as amended (File No. 333-275956), initially filed with the SEC on December 8, 2023)
10.11	Consent of Paul Snelgrove to Serve as Director (incorporated by reference to Exhibit 10.11 to ENERGYS GROUP LIMITED’s Registration Statement on Form F-1, as amended (File No. 333-275956), initially filed with the SEC on December 8, 2023)
10.12	Consent of Peter Walder to Serve as Director (incorporated by reference to Exhibit 10.12 to ENERGYS GROUP LIMITED’s Registration Statement on Form F-1, as amended (File No. 333-275956), initially filed with the SEC on December 8, 2023)
10.13	Employment agreement between Energys Group Limited and Adonis Yat Fai Chu (incorporated by reference to Exhibit 10.13 to ENERGYS GROUP LIMITED’s Registration Statement on Form F-1, as amended (File No. 333-275956), initially filed with the SEC on December 8, 2023)
10.14	Banking Facilities Letter dated March 10, 2020 from DBS Bank (Hong Kong) Limited to New Vision Lighting (Hong Kong) Limited (incorporated by reference to Exhibit 10.14 to ENERGYS GROUP LIMITED’s Registration Statement on Form F-1, as amended (File No. 333-275956), initially filed with the SEC on December 8, 2023)
10.15	Loan Facility from Standard Chartered Bank (Hong Kong) Limited to Grand Alliance International Limited (incorporated by reference to Exhibit 10.15 to ENERGYS GROUP LIMITED’s Registration Statement on Form F-1, as amended (File No. 333-275956), initially filed with the SEC on December 8, 2023)
10.15.1	March 8, 2022 Amendment to August 31, 2020 Loan under Loan Facility from Standard Chartered Bank (Hong Kong) Limited to Grand Alliance International Limited (incorporated by reference to Exhibit 10.15.1 to ENERGYS GROUP LIMITED’s Registration Statement on Form F-1, as amended (File No. 333-275956), initially filed with the SEC on December 8, 2023)
10.15.2	March 8, 2022 Amendment to December 24 2020 Loan under Loan Facility from Standard Chartered Bank (Hong Kong) Limited to Grand Alliance International Limited (incorporated by reference to Exhibit 10.15.2 to ENERGYS GROUP LIMITED’s Registration Statement on Form F-1, as amended (File No. 333-275956), initially filed with the SEC on December 8, 2023)
10.15.3	November 12, 2021 Loan under Loan Facility from Standard Chartered Bank (Hong Kong) Limited to Grand Alliance International Limited (incorporated by reference to Exhibit 10.15.3 to ENERGYS GROUP LIMITED’s Registration Statement on Form F-1, as amended (File No. 333-275956), initially filed with the SEC on December 8, 2023)
10.16	Facility Letter dated January 14, 2022 from China Citic Bank International to New Vision Lighting Limited (incorporated by reference to Exhibit 10.16 to ENERGYS GROUP LIMITED’s Registration Statement on Form F-1, as amended (File No. 333-275956), initially filed with the SEC on December 8, 2023)
10.17	Non-Revolving Loan Facility dated December 15, 2021 from Bank of East Asia, Limited to Energys Group Limited (Hong Kong) (incorporated by reference to Exhibit 10.17 to ENERGYS GROUP LIMITED’s Registration Statement on Form F-1, as amended (File No. 333-275956), initially filed with the SEC on December 8, 2023)
10.18	Facility Letter dated October 10, 2019 from Bank of Communications (Hong Kong) Limited to Energys Group Limited (incorporated by reference to Exhibit 10.18 to ENERGYS GROUP LIMITED’s Registration Statement on Form F-1, as amended (File No. 333-275956), initially filed with the SEC on December 8, 2023)
10.19	Facility Letter dated April 27, 2021 from Bank of Communications (Hong Kong) Limited to Grand Alliance (incorporated by reference to Exhibit 10.19 to ENERGYS GROUP LIMITED’s Registration Statement on Form F-1, as amended (File No. 333-275956), initially filed with the SEC on December 8, 2023)
10.20	Fixed Rate Loan Agreement dated January 15, 2021 between National Westminster Bank Plc and Energy Conservation Solutions Limited (incorporated by reference to Exhibit 10.20 to ENERGYS GROUP LIMITED’s Registration Statement on Form F-1, as amended (File No. 333-275956), initially filed with the SEC on December 8, 2023)
10.21	Agreement dated February 12, 2020 between Arbuthnot Commercial Lending and Energy Conservation Solutions Limited (incorporated by reference to Exhibit 10.21 to ENERGYS GROUP LIMITED’s Registration Statement on Form F-1, as amended (File No. 333-275956), initially filed with the SEC on December 8, 2023)
10.22	Banking Facilities Letter dated August 23, 2023 from DBS Bank (Hong Kong) Limited to New Vision Lighting Limited (incorporated by reference to Exhibit 10.22 to ENERGYS GROUP LIMITED’s Registration Statement on Form F-1, as amended (File No. 333-275956), initially filed with the SEC on December 8, 2023)
10.23	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to ENERGYS GROUP LIMITED’s Current Report on Form 6-K, as amended (File No. 001-41975), furnished the SEC on January 29, 2026)
14.1	Form of Code of Ethics (incorporated by reference to Exhibit 14.1 to ENERGYS GROUP LIMITED’s Registration Statement on Form F-1, as amended (File No. 333-275956), initially filed with the SEC on December 8, 2023)
21.1	List of Subsidiaries of the Registrant (incorporated by reference to Exhibit 8.1 to ENERGYS GROUP LIMITED’s Annual Report on Form 20-F (File No. 001-41975), filed with the SEC on November 3, 2025)
23.1*	Consent of WWC, PC
23.2*	Consent of Harney Westwood & Riegels (included in Exhibits 5.1 and 8.1)
24.1*	Form of Power of Attorney (included on signature pages)
99.1*	Opinion of Gateley Legal regarding certain England and Wales law matters
99.2*	Opinion of CFN Lawyers LLP regarding certain Hong Kong law matters
107*	Filing Fee Table

*	Filed herewith.

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Item 9. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(6)	That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the United Kingdom, on March 3, 2026.

ENERGYS GROUP LIMITED

By:	/s/ Kevin Cox
Name:	Kevin Cox
Title:	Executive Director and Chief Executive Officer

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POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Kevin Cox his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of the registrant), to sign any and all amendments and post-effective amendments and supplements to this registration statement, and including any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the U.S. Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kevin Cox	Executive Director and Chief Executive Officer	March 3, 2026
Name: Kevin Cox	(Principal Executive Officer)

/s/ Michael Lau	Executive Director and Chief Technology Officer	March 3, 2026
Name: Michael Lau

/s/ Matthew Yu	Chief Financial Officer	March 3, 2026
Name: Matthew Yu	(Principal Accounting and Financial officer)

/s/ Peter Walder	Independent Non-Executive Director	March 3, 2026
Name: Peter Walder

/s/ Bin You Wang	Independent Non-Executive Director	March 3, 2026
Name: Bin You Wang

/s/ Yingying Duan	Independent Non-Executive Director	March 3, 2026
Name: Yingying Duan

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America of ENERGYS GROUP LIMITED, has signed this registration statement thereto in New York, NY on March 3, 2026.

Cogency Global Inc. Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc.

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